UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 12, 2010

TechniScan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 521-0444

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TechniScan Inc., a Delaware corporation (the “Company”) has entered into an amendment to the Note and Warrant Purchase Agreement (the “Amendment”) effective as of November 12, 2010.  The Amendment increases the total amount of senior secured convertible promissory notes (the “Notes”) that the Company may sell without the consent of the Lead Investor from $3.0 million to $3.5 million as long as the Company has not completed a Qualified Financing.  As of the date of the Amendment, the Company has sold Notes with an aggregate principal of $2.75 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Sixth Amendment to the Note and Warrant Purchase Agreement dated as of November 12, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

November 18, 2010	By:	Steven K. Passey
Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Sixth Amendment to the Note and Warrant Purchase Agreement dated as of November 12, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.